UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

AARON’S, INC.
(Exact name of registrant as specified in its charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2009, the Compensation Committee of the Board of Directors of Aaron’s, Inc. (the “Company”) approved the establishment of a nonqualified deferred compensation plan (the “Plan”) that will be effective July 1, 2009. Under the Plan, non-employee directors of the Company and, as determined by the Compensation Committee in its sole discretion, a select group of management or highly compensated employees, will be entitled to elect to defer certain portions of their compensation on a pre-tax basis. Eligible non-employee directors will be able to defer up to 100% of both their cash and stock director fees, and eligible employees will be able to defer up to 75% of their base pay and up to 100% of their bonus compensation. In addition, the Company may make restoration matching contributions on behalf of eligible employees to make up for certain limitations on the amount of matching contributions an employee can receive under the Company’s tax-qualified 401(k) plan.

The contribution amounts will be recorded to book entry deferred compensation accounts, the value of which will be determined based upon the performance of designated investment funds (the “Measurement Funds”) selected by the participants in accordance with the terms of the Plan. The contributions will not be invested in the Measurement Funds, but will be treated as if invested in such Measurement Funds in order to determine the value of each participant’s deferred compensation account under the Plan.

Deferred amounts may be distributed, as more specifically described in the Plan, during employment and following a participant’s separation from service, disability or death in a lump sum or in annual installments, as elected by the participant. Distributions generally will be made in cash. However, distributions representing stock fees deferred by non-employee directors will be paid in non-voting shares of the Company’s common stock.

The Plan does not require that the Company establish any trust, escrow arrangement or other mechanism for the purpose of segregating funds for the payment of the Plan obligations. However, the Company has established a grantor trust, known as a “rabbi trust,” to allow it to accumulate assets to help fund payment of the Plan obligations. While participants have a beneficial interest in the trust’s assets, to the extent provided under the terms and conditions of the trust agreement and the Plan only, no participant in the Plan has any preferred claim to any assets of the trust. The assets of the trust are subject to the reach of the Company’s creditors in the event of the Company’s insolvency.

The obligations of the Company under the Plan are unsecured general obligations to pay in the future the balance of the book entry deferred compensation accounts. A participant’s interest in, and right to receive payment of, the participant’s account under the Plan is an unsecured claim against the general assets of the Company and will rank equally with other unsecured indebtedness incurred from time to time by the Company.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Aaron’s, Inc. Deferred Compensation Plan Master Plan Document, Effective July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

By: /s/ Gilbert L. Danielson

Date: June 12, 2009

Gilbert L. Danielson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Aaron’s, Inc. Deferred Compensation Plan Master Plan Document, Effective July 1, 2009.